UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Registration No. 333-163290

PEOPLESTRING CORPORATION
(Exact name of registrant as specified in its charter)

AMENDMENT NO. 6

Delaware
(State or other jurisdiction of incorporation or organization)

7389
(Primary Standard Industrial Classification Code Number)

90-0436540
(I.R.S. Employer Identification No.)

157 Broad Street, Suite 109 Red Bank, NJ 07701 Fax: (732) 741-2842
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Darin M. Myman 157 Broad Street, Suite 109 Red Bank, NJ 07701 Fax: (732) 741-2842
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Barbara R. Mittman, Esq. 515 Rockaway Avenue Valley Stream, NY 11581 Tel: (212) 697-9500

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Explanatory Note

The sole purpose of this amendment is to file Exhibit 5.1 to the registration statement as indicated in the Exhibit Index of this amendment. No change is made to the preliminary prospectus constituting Part 1 of the registration statement or Items 13, 14, 15, 16, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, the signature page to the registration statement, the Exhibit Index of the registration statement and Exhibit 5.1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on September 7, 2010.

PEOPLESTRING CORPORATION

By: /s/ Darin M. Myman,
President and Chief Executive Officer and Director

By: /s/ Robert S. DeMeulemeester,
Executive Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Darin M. Myman,
President and Chief Executive Officer and Director

By: /s/ Robert S. DeMeulemeester,
Executive Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

Date: September 7, 2010

Exhibit Index

Exhibit Number	Description of Exhibits
3.1 *	Articles of Incorporation
3.2 *	Amended and Restated Bylaws
5.1 **	Opinion of Barbara R. Mittman, Esq. regarding the legality of the securities being registered
10.1 *	2009 Equity Incentive Plan
16 *	Letter from Former Accountant
23.1 *	Consent of Madsen & Associates CPA’s, Inc., Certified Public Accountants

* Filed Previously ** Filed Herewith